                                  Exhibit 3(i)

                                   XCEED, INC.
               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                       OF
                 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK


         Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, I, Werner Haase, Chief Executive Officer of XCEED, INC., a Delaware corporation (the "Corporation"), hereby certify that the following is a true and correct copy of a resolution duly adopted by the unanimous written consent of the Board of Directors of the Corporation on January 13, 2000 and that said resolution has not been rescinded or amended and is in full force and effect at the date hereof:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Corporation's Board of Directors by the Certificate of Incorporation of the Corporation, as amended to date, the Board of Directors hereby authorizes, creates and provides for a series of Preferred Stock of the Corporation, par value $0.05 per share, to be designated the "Series A Cumulative Convertible Preferred Stock", which series shall consist of thirty thousand (30,000) shares, each having stated value of $1,000 per share and the voting powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof as set forth in the Certificate of Designation, Preferences and Rights as follows:

                  1. Use of Defined Terms. Capitalized defined terms used herein but not otherwise defined shall have the respective meanings ascribed to them in Paragraph 19 hereof.

                  2. Designation and Dividends. (a) There is hereby created out of the authorized but unissued shares of Preferred Stock a series to be designated as the "Series A Cumulative Convertible Preferred Stock" and defined (and referred to) herein as the "Series A Preferred Stock." The number of shares in such series shall be thirty thousand (30,000) and the stated value of each such share of Series A Preferred Stock shall be $1,000 per share (the "Stated Value"). Each share of Series A Preferred Stock shall be entitled to receive, in preference to the holders of Junior Securities, cumulative annual dividends at the rate of 4.0% per annum on the Aggregate Value thereof. Such dividends shall be due and payable quarterly in arrears on each Dividend Payment Date commencing on March 31, 2000. Dividends shall accumulate daily on each share of Series A Preferred Stock from the Issuance Date, whether or not earned or declared, until such share of Series A Preferred Stock has been converted or redeemed as herein provided. To the extent dividends are not paid on the applicable Dividend Payment Date, such dividends shall be cumulative and shall compound quarterly until the date on which payment of such dividend is made. The dividends so payable will be paid to the Holder as reflected on the Preferred Stock Register; provided, however, that the Corporation's obligation to a transferee of a share of Series A Preferred Stock shall arise only if such transferee has agreed in writing to be bound by and the subject transfer, sale or other disposition is made in accordance with the terms

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and conditions hereof and the Subscription Agreement executed and delivered by the original or transferring Holder as of the Issuance Date.

                  (b) The dividends are payable in such coin or currency of the United States of America as at the time of payment is legal tender, to the Holder on the tenth calendar day prior to the applicable Dividend Payment Date and at the address last appearing on the Preferred Stock Register as designated in writing by such Holder from time to time; provided, however, that, in lieu of paying such dividends in coin or currency, the Corporation may, at its option, in full or in part, pay dividends on the shares of Series A Preferred Stock on any Dividend Payment Date by increasing the Aggregate Value of the Series A Preferred Stock by the amount of such dividend such that the sum of (i) the amount of such increase in the Aggregate Value and (ii) the amount of cash dividend paid in part, if any, is equal to the amount of the cash dividend which would otherwise be paid on such Dividend Payment Date if such dividend were paid entirely in cash. Any such increase in the Aggregate Value (plus the amount of cash dividend, if any, paid together therewith) shall constitute full payment of such dividend. When any dividend is added to the Aggregate Value, such dividend shall, commencing on the Dividend Payment Date, be deemed to be part of the Aggregate Value for purposes of determining dividends thereafter payable hereunder and amounts thereafter convertible into Common Stock hereunder, and all references herein to the Aggregate Value shall mean the Aggregate Value, as adjusted pursuant to these provisions.

                  (c) If the Corporation shall elect to pay any part of a dividend by increasing the Aggregate Value as described in Paragraph 2(b), the Corporation shall provide the Dividend Notice setting forth the new Aggregate Value to each Holder on or prior to the applicable Dividend Payment Date.

                  (d) If the cash dividends due hereunder are not paid or the Dividend Notice is not delivered to each Holder within ten (10) calendar days after the applicable Dividend Payment Date, the Corporation shall no longer have the right to choose the method by which dividends are paid, and each Holder may elect either cash dividends or dividends payable by increasing the Aggregate Value.

                  (e) Except as specifically provided herein, neither (i) an election by the Corporation to pay dividends, in full or in part, in cash on any Dividend Payment Date, nor (ii) failure by the Corporation to make payment on a prior Dividend Payment Date or provide the Dividend Notice within the specified ten (10) day period in Paragraph 1(d) above, shall preclude the Corporation from electing any other available alternative in respect of payment of all or any portion of any subsequent dividend.

                  (f) So long as any shares of Series A Preferred Stock are outstanding, no dividends, including without limitation, dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase Junior Securities whether with respect to dividends or upon liquidation, dissolution, winding up of the Corporation or otherwise or on Parity Securities whether with respect to dividends or upon liquidation, dissolution, winding up of the Corporation or otherwise, shall be declared or paid or set apart for payment or other distribution upon the Junior Securities or the Parity Securities, nor shall any Junior Securities or

Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to, or made available for, a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion to, or exchange for, Junior Securities or Parity Securities, respectively).

                  3. Preferred Rank. (a) The Series A Preferred Stock shall, in respect of dividend rights and preferences as to distributions and payments upon the liquidation, dissolution, winding up of the Corporation or otherwise, rank senior to all classes of Junior Securities.

                           (b) So long as any shares of Series A Preferred Stock
are outstanding, without the prior express written consent of Holders of not less than two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock, the Corporation shall not hereafter (i) issue any additional shares of Series A Preferred Stock (except with respect to payments of dividends made in kind on the Series A Preferred Stock as provided elsewhere herein); (ii) authorize or issue any capital stock that ranks senior to the Series A Preferred Stock in respect of dividend rights or the preferences as to distributions and payments upon the liquidation, dissolution, winding up of the Corporation or otherwise; (iii) authorize or issue any Parity Securities with terms and conditions more favorable than the terms herein (except with respect to payments of dividends made in kind on the Series A Preferred Stock as provided elsewhere herein); or (iv) authorize or make any amendment to the Corporation's Certificate of Incorporation or Bylaws, or file any resolution of the Board of Directors of the Corporation with the Secretary of State of the State of Delaware containing any provisions, which, in the case of clause (iv), would adversely affect or otherwise impair the rights or relative priority of the Holders of the shares of Series A Preferred Stock relative to the holders of Parity Securities, the holders of Junior Securities or the holders of any other class of capital stock.

                           (c) In the event of the merger, consolidation or
other business combination of the Corporation with or into another corporation, the Series A Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger, consolidation or other business combination shall result inconsistent therewith.

                  4. Extraordinary Transactions. If at any time any of the following events occurs (each, an "Extraordinary Transaction"): (i) any merger, consolidation or other business combination of the Corporation, with or into any other corporation, entity or person (whether or not the Corporation is the surviving corporation) or there occurs any other corporate reorganization or transaction or series of related transactions, and as a result thereof the shareholders of the Corporation pursuant to such merger, consolidation, reorganization or other transaction own in the aggregate less than 50% of the voting power and common equity of the ultimate parent corporation or other entity surviving or resulting from such merger, consolidation, reorganization or other transaction, (ii) the Corporation transfers all or substantially all of the Corporation's assets to another corporation or other entity or person, (iii) a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, or (iv) the Corporation, without obtaining stockholder approval at a duly convened meeting of stockholders, issues or enters into an agreement providing for the issuance (contingent or otherwise) of any Common Stock or Derivative

Securities of the Corporation representing greater than 19.99% of the outstanding Common Stock of the Corporation immediately prior to the issuance (for purposes of such calculation, including the shares of Common Stock underlying the Derivative Securities to be issued but excluding the shares of Common Stock underlying the Series A Preferred Stock and the Warrants), then each Holder of the Series A Preferred Stock then outstanding, in its sole discretion may participate in any such transaction as a class with the holders of the Common Stock, by converting, on the same basis as if the Series A Preferred Stock had been converted into Common Stock immediately prior to the announcement date (or record date for such distribution, dividend or offer) of such Extraordinary Transaction.

                  5.       Redemption.

                  (a) Redemption Upon an Extraordinary Transaction. At the option of each Holder, the Corporation shall redeem all or any portion of such Holder's outstanding shares of Series A Preferred Stock effective as of the effective date of an Extraordinary Transaction, and the Holder shall be entitled to receive on the specified redemption date a redemption price per share of Series A Preferred Stock being redeemed equal to 120% of the Aggregate Value at the effective date of the Extraordinary Transaction. Each Holder shall be entitled to make an election for redemption by delivering the Redemption Notice by facsimile (with the original of such notice forwarded to the Corporation via overnight courier) to the Corporation at its principal executive office indicating that such Holder elects to have redeemed the number of shares of Series A Preferred Stock (plus accumulated but unpaid dividends thereon, whether or not earned or declared) specified therein, at any time up to five (5) days prior to the effective date of any Extraordinary Transaction; provided, however, at the discretion of such Holder, such Holder may, at any time, elect to convert its shares of Series A Preferred Stock, in accordance with the terms of Paragraph 6 hereof, into such number of fully paid, validly issued and nonassessable shares of Common Stock as determined by the application of the Conversion Rate, so long as the Corporation has not redeemed such shares of Series A Preferred Stock.

                  (b) Redemption Upon a Triggering Event. At the option of each Holder, the Corporation shall redeem all or any portion of such Holder's outstanding shares of Series A Preferred Stock effective as of the date of the occurrence of a Triggering Event, and the Holder shall be entitled to receive on the specified redemption date a redemption price per share of Series A Preferred Stock being redeemed equal to 125% of the Aggregate Value as of the effective date of the Triggering Event. Each Holder shall be entitled to make an election for redemption at any time following the occurrence of a Triggering Event by delivering the Redemption Notice by facsimile (with the original of such notice forwarded to the Corporation via overnight courier) to the Corporation at its principal executive office indicating that such Holder elects to have redeemed the number of shares of Series A Preferred Stock specified therein; provided, however, at the discretion of such Holder, such Holder may, at any time, elect to convert its shares of Series A Preferred Stock, in accordance with the terms of Paragraph 6 hereof, into such number of fully paid, validly issued and nonassessable shares of Common Stock as determined by the application of the Conversion Rate, so long as the Corporation has not redeemed such shares of Series A Preferred Stock. In addition to the foregoing, upon the occurrence of a Triggering Event, the Holders shall have the right to receive a 2.0% reduction in the Conversion Price of the Series A Preferred Stock for each thirty (30) day period (or part thereof) following a Triggering Event.

                  (c) Redemption at the Option of the Corporation. The Corporation may, at its option, at any time, redeem the outstanding shares of Series A Preferred Stock at a redemption price per share equal to the Corporation Redemption Price; provided, however, at the discretion of such Holder, such Holder may, at any time, elect to convert its shares of Series A Preferred Stock, in accordance with the terms of Paragraph 6 hereof, into such number of fully paid, validly issued and nonassessable shares of Common Stock as determined by the application of the Conversion Rate, so long as the Corporation has not redeemed such shares of Series A Preferred Stock. If the Corporation redeems any shares of Series A Preferred Stock pursuant to this paragraph, it must redeem all of the shares of Series A Preferred Stock. The Corporation shall give the Corporation Redemption Notice, which shall be signed on its behalf by the President or Chief Executive Officer of the Corporation, to the Holders not less than thirty (30) days prior to the date upon which the redemption is to be made pursuant to this paragraph. The Corporation Redemption Notice shall specify: (i) the Corporation Redemption Price and (ii) the date of such redemption. The Corporation Redemption Notice having been so given, the amount of the Corporation Redemption Price of the shares of Series A Preferred Stock shall become due and payable on the specified redemption date.

                  (d)      Mechanics of Redemption.

                           (i) In order to redeem any shares of Series A
Preferred Stock (in whole or in part), the applicable Holder shall surrender the stock certificate(s) representing the shares of Series A Preferred Stock to be redeemed, by either overnight courier or two-day courier, to the principal executive office of the Corporation; provided, however, that the Corporation shall not be obligated to pay the applicable redemption price unless either the stock certificate(s) evidencing the shares of Series A Preferred Stock being redeemed is delivered to the Corporation as provided above, or if the Holder notifies the Corporation that such certificate(s) has been lost, stolen or destroyed and follows such procedures as are set forth in Paragraph 18. If fewer than all the shares represented by such certificate or certificates are to be redeemed, the Corporation shall issue and deliver to or on the order of the Holder thereof, at the expense of the Corporation, a new certificate or certificates representing the unredeemed shares, to the same extent as if the certificate theretofore representing such unredeemed shares had not been surrendered on redemption.

                           (ii) The Corporation shall pay the applicable
redemption price on the date of redemption set forth on the Redemption Notice or Corporation Redemption Notice and after receipt by the Corporation of such stock certificate(s) evidencing the shares of Series A Preferred Stock being redeemed (or, in the case of loss, theft or destruction, receipt by the Corporation of such affidavit, agreement and indemnification set forth in Paragraph 18), to such Holder and, to the extent that only a portion of the Series A Preferred Stock evidenced by a certificate(s) is submitted for redemption, a stock certificate evidencing the number of shares of Series A Preferred Stock not submitted for redemption; provided that in the case where more than one Holder submits shares of Series A Preferred Stock for redemption simultaneously and the Corporation is unable to redeem all shares of Series A Preferred Stock submitted for such redemption, the Corporation shall redeem an amount from each Holder equal to each Holder's pro rata amount (based on the number of shares of Series A Preferred Stock held by each Holder relative to the aggregate number of shares of Series A Preferred Stock outstanding) of all shares of Series A Preferred Stock being redeemed.

                           (iii) If the Corporation shall fail to redeem all of
the shares of Series A Preferred Stock submitted for redemption, in addition to any remedy each Holder may have under this Certificate of Designation, the Subscription Agreement and the Registration Rights Agreement, the applicable redemption price payable in respect of such unredeemed shares of Series A Preferred Stock shall bear interest at the rate of 2.0% for the first three thirty (30) day periods after the required date of payment of the redemption price and 1.0% for each thirty (30) day period thereafter (in each case, pro rated for partial periods) until such redemption price is paid in full or the maximum rate permitted by law (which amount shall be paid as liquidated damages and not as a penalty). Until the Corporation pays such unpaid redemption price in full to a Holder, such Holder shall have the option, in lieu of redemption, but not in limitation of its rights to receive interest as liquidated damages or any other remedy such Holder may have under law, this Certificate of Designation, the Subscription Agreement and the Registration Rights Agreement, to require the Corporation to promptly return to such Holder all of the shares of Series A Preferred Stock submitted for redemption by such Holder and for which the applicable redemption price has not been paid, by sending written notice thereof to the Corporation via facsimile (a "Revocation Notice"). Upon the Corporation's receipt of such Revocation Notice and prior to payment in full of the applicable redemption price to such Holder, (i) the Redemption Notice shall be null and void with respect to those shares of Series A Preferred Stock submitted for redemption and for which the applicable redemption price has not been paid, (ii) the Corporation shall immediately return any shares of Series A Preferred Stock submitted to the Corporation for redemption for which the applicable redemption price has not been paid, and (iii) the Ceiling Price of those returned shares shall be converted to the lesser of (A) the Ceiling Price prior to the date of the Revocation Notice or (B) 90% of the Conversion Period Conversion Price.

                           (e) Notwithstanding the foregoing, in the event of a
dispute as to the determination of the calculation of the applicable redemption price, the amount of the redemption price that is not in dispute shall be promptly paid to the Holder in accordance with Paragraph 5(d)(ii) hereof. The Holder shall then be entitled, within sixty (60) days of receipt of the Redemption Notice by the Corporation, to submit such dispute to the American Arbitration Association for resolution according to the then applicable rules thereof, which determination shall be final and binding on all parties. If it shall be determined that a Holder shall receive additional monies in respect of such redemption, the Corporation shall deliver to such Holder such amount within three (3) business days of written notice of such determination. The cost of such proceeding shall be borne by the Corporation, except that the prevailing party, as determined by the arbitrator presiding over the arbitration, shall be entitled to recover reasonable attorneys' fees, in addition to other costs and expenses and any other available remedy.

                  6. Conversion at the Option of the Holder. Subject to the limitations of Paragraph 15, the Holder shall have the following conversion rights:

                           (a) Holder's Right to Convert. Subject to the
restrictions set forth below, shares of Series A Preferred Stock shall be convertible (in whole or in part) at any time at the option of the Holder thereof, into fully paid, validly issued and nonassessable shares of Common Stock in accordance with the terms herein for such number of shares of Common Stock as determined by the application of the Conversion Rate.

                           (b) Mechanics of Conversion.

                                    (i) Holder's Delivery Requirements. In order
to convert any shares of Series A Preferred Stock (in whole or in part) into full shares of Common Stock, the Holder (A) shall, if required by Paragraph 6(b)(iii) below, surrender the original certificate(s) representing the shares of Series A Preferred Stock to be converted, by either overnight courier or two-day courier, to the Transfer Agent, and (B) shall deliver the Conversion Notice by facsimile (with the original of such notice forwarded to the Corporation via either overnight courier or two-day courier) to the Corporation at its principal executive office with a copy thereof to the Transfer Agent to the effect that such Holder elects to have converted the number of shares of Series A Preferred Stock (plus accumulated but unpaid dividends thereon) specified therein.

                                    (ii) Corporation's Response. Upon receipt by
the Corporation of a copy of the Conversion Notice, the Corporation shall, as soon as practicable, but in no event later than one (1) business day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein.

                                    (iii) Book-Entry. Notwithstanding anything
to the contrary set forth herein, upon conversion of shares of Series A Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the shares of Series A Preferred Stock to the Corporation unless the full number of shares of Series A Preferred Stock represented by such certificate are being converted. Each Holder and the Corporation shall maintain records showing the number of shares of Series A Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holders and the Corporation, so as not to require physical surrender of the certificates representing shares of Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if shares of Series A Preferred Stock represented by a certificate are converted as aforesaid, the Holder may not transfer the certificate representing the Series A Preferred Stock unless the Holder first physically surrenders the certificate representing shares of Series A Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and the deliver upon the order of the Holder a new certificate of like tenor, registered as the Holder may request, representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate. The Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof.


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



                           (c) The Corporation shall use its best efforts to
issue and deliver within three (3) business days after receipt by the Corporation of any Conversion Notice and, if required by Paragraph 6(b)(iii) above, certificate(s) evidencing the shares of Series A Preferred Stock being converted, or after receipt of the affidavit, agreement and indemnification as set forth in Paragraph 18, to the Holder, or to its designee, certificates representing the number of shares of Common Stock to which such Holder shall be entitled hereunder or, if requested by the Holder, the Corporation shall cause such shares to be issued in electronic format (i.e., DWAC), together with a certificate, certified by an appropriate officer of the Corporation, setting forth the calculation of the Conversion Rate. The Person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the Holder of such shares of Common Stock effective on the Holder Conversion Date.

                           (d) Each certificate representing shares of Series A
Preferred Stock surrendered to the Corporation for conversion pursuant to this Paragraph 6 shall, on the Holder Conversion Date and subject to issuance of the shares of Common Stock issuable upon conversion thereof, be deemed to be canceled and retired by the Corporation. Upon issuance of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to this Paragraph 6 the shares of Series A Preferred Stock formerly represented thereby shall be deemed to be canceled and shall no longer be considered to be issued and outstanding for any purpose, including without limitation, for purposes of accumulating dividends thereon. Such shares of Series A Preferred Stock shall be retired.

                  7. Conversion at the Option of the Corporation.

                           (a) On any date during the Corporation-Directed
Period, the Corporation shall have the right to exercise the Corporation Conversion Election requiring the outstanding shares of Series A Preferred Stock to be converted into fully paid, validly issued and nonassessable shares of Common Stock in accordance with the terms herein for such number of shares of Common Stock as determined by the application of the Conversion Rate; provided that the Conditions to Conversion at the Corporation's Election are satisfied as of the Corporation Election Conversion Period Commencement Date and throughout the Corporation Election Conversion Period. The Corporation shall exercise the Corporation Conversion Election by delivering to each Holder the Corporation Election Conversion Notice by facsimile and overnight courier setting forth: (i) the Aggregate Value of the shares of Series A Preferred Stock the Corporation has selected for conversion, (ii) the Corporation Election Conversion Period,
(iii) the Corporation Election Conversion Period Commencement Date, and (iv) each Holder's Pro Rata Conversion Amount. Subject to the last paragraph of this Paragraph 7(a), a Corporation Conversion Election Period shall not exceed beyond the expiration of the Corporation-Directed Period. If the Corporation elects to require conversion of some, but not all, of such shares of Series A Preferred Stock then outstanding, the Corporation shall require conversion of the Pro Rata Conversion Amount from each Holder. Each Holder shall, during the Corporation Election Conversion Period, deliver one or more Conversion Notices in accordance with Paragraph 6(b)(i), which one or more Conversion Notices shall relate to an aggregate number of shares of Series A Preferred Stock having an Aggregate Value equal to such Holder's Pro Rata Conversion Amount. Upon the expiration of the Corporation Election Conversion Period, each Holder will be deemed to have submitted a Conversion Notice (as of the last day of the Corporation Election

Conversion Period) in accordance with Paragraph 6(b)(i) for a number of shares of Series A Preferred Stock having an Aggregate Value equal to (a) such holder's Pro Rata Conversion Amount minus (b) the number of shares of Series A Preferred Stock previously converted by such Holder during the Corporation Election Conversion Period; provided, however, in no event shall any Holder be required to convert during any Corporation Election Conversion Period shares of Series A Preferred Stock having an Aggregate Value in excess of such Holder's pro rata portion (determined in the same manner as the Pro Rata Conversion Amount above) of 10% of the aggregate trading volume of the Common Stock on the Principal Market (as reported by Bloomberg, L.P.) during the Corporation Election Conversion Period.

                  During the continuance of any Corporation Election Conversion Period, the Corporation shall not be permitted to deliver any additional Corporation Election Conversion Notices without the consent of each Holder.

                  Notwithstanding any other provision of this Agreement, upon the expiration of the Corporation-Directed Period, the Corporation shall be deemed to have provided a Corporation Election Conversion Notice and to have commenced a Corporation Election Conversion Period, which Corporation Election Conversion Period will continue in effect through and including the Maturity Date.

                           (b) At such time as the Closing Price of the Common
Stock shall be greater than the Mandatory Conversion Price for thirty (30) consecutive trading days, the Corporation shall have the right to exercise the Mandatory Conversion Election to require that some or all of the outstanding shares of Series A Preferred Stock be converted into fully paid, validly issued and nonassessable shares of Common Stock in accordance with the terms herein for such number of shares of Common Stock as determined by the application of the Conversion Rate; provided that the Conditions to Mandatory Conversion are satisfied as of the Mandatory Conversion Date. The Corporation shall exercise the Mandatory Conversion Election by delivering to each Holder a Corporation Election Conversion Notice by facsimile and overnight courier setting forth (i) the Aggregate Value of the shares of Series A Preferred Stock the Corporation has selected for conversion, (ii) the Mandatory Conversion Date, and (iii) each Holder's Pro Rata Conversion Amount. The Corporation may only consummate the transactions contemplated by the Mandatory Conversion Election if the Closing Price of the Common Stock remains at least equal to the Mandatory Conversion Price for the period of time between the giving of the Corporation Election Conversion Notice and the trading day immediately preceding the Mandatory Conversion Date. If the Corporation elects to require conversion of some, but not all, of the shares of Series A Preferred Stock then outstanding, the Corporation shall require each Holder (or its predecessor) to convert its Pro Rata Conversion Amount. Each Holder shall, on the Mandatory Conversion Date, be deemed to have delivered a Conversion Notice in accordance with Paragraph 6(b)(i), which Conversion Notice shall relate to an aggregate number of shares of Series A Preferred Stock having an Aggregate Value equal to such Holder's Pro Rata Conversion Amount.

                  8. Maturity.

                           (a) On the Maturity Date, the Corporation shall cause
the shares of Series A Preferred Stock then outstanding to be automatically converted into that number of fully paid, validly issued and nonassessable shares of Common Stock determined in accordance with the terms of this Certificate of Designation by application of the then applicable Conversion Rate.

                           (b) The Corporation shall give the Holders written
notice of the automatic conversion pursuant to Paragraph 8(a) not less than ten
(10) days prior to the Maturity Date, and such written notice shall specify (i) the Maturity Date, and (ii) the place or places to which stock certificates representing the Series A Preferred Stock are to be surrendered for conversion. Such conversion shall be effected as of the Maturity Date in accordance with and pursuant to the terms of this Certificate of Designation at the then applicable Conversion Rate and in accordance with the procedures set forth in Paragraph 6(b) of this Certificate of Designation; provided, however, that the Holder shall not be obligated to provide the Conversion Notice required in Paragraph 6(b)(i) to the Corporation.

                           (c) Each certificate representing shares of Series A
Preferred Stock surrendered to the Corporation for conversion pursuant to this Paragraph 8 shall, on the Maturity Date and subject to issuance of the shares of Common Stock issuable upon conversion, be canceled and retired by the Corporation. Upon issuance of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to this Paragraph 8, the shares of Series A Preferred Stock formerly represented thereby shall be deemed to be canceled and shall no longer be considered to be issued and outstanding for any purpose, including without limitation, for purposes of accumulating dividends thereon.

                           (d) The Corporation shall use its best efforts to
issue and deliver within three (3) business days after receipt by the Corporation of the certificate(s) evidencing the shares of Series A Preferred Stock to be converted pursuant to this Paragraph 8 (or, in the case of loss, theft or destruction, after receipt of the affidavit, agreement and indemnification described in Paragraph 18) to the Holders (or to their respective designees), a certificate representing the number of shares of Common Stock to which each Holder shall be entitled hereunder or, if requested by the Holder, the Corporation shall cause such shares to be issued in electronic format (i.e., DWAC), together with a certificate, certified by an appropriate officer of the Corporation, setting forth the calculation of the Conversion Rate. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Maturity Date. The Maturity Date shall be deemed a "Holder Conversion Date" for purposes of the Series A Preferred Stock.

                  9. Stock Splits; Dividends; Adjustments; Reorganizations.

                           (a) Stock Splits and Combinations. So long as any
shares of Series A Preferred Stock is outstanding, the Corporation shall not effect any stock split, subdivision or combination with an effective date within thirty (30) trading days of the Maturity Date. If the Corporation at any time subdivides (by any stock split, subdivision or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Ceiling Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more of its outstanding shares of Common Stock into a smaller number of shares, the Ceiling Price in effect immediately prior to such combination will be proportionately increased.

                           (b) Certain Dividends and Distributions. So long as
any shares of Series A Preferred Stock is outstanding, the Corporation shall not make or fix a record date for the determination of holders of Common Stock or other securities entitled to receive a dividend or other distribution payable in additional shares of Common Stock, with an effective date within thirty (30) trading days of the Maturity Date.

                           (c) Adjustment for Other Dividends and Distributions.
So long as any shares of Series A Preferred Stock is outstanding, in the event the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities other than shares of Common Stock, then and in each such event, provision shall be made so that the Holders shall receive upon conversion of their shares of Series A Preferred Stock pursuant to Paragraphs 5 and 8 hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities to which a Holder on the relevant record or payment date, as applicable, of the number of shares of Common Stock so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities had such Holder thereafter, during the period from the date of such event to and including the Holder Conversion Date, retained such securities, subject to all other adjustments called for during such period under this Paragraph 9 with respect to the rights of the Holders. For purposes of this Paragraph 9(c), the number of shares of Common Stock so receivable upon conversion by the Holder shall be deemed to be that number which the Holder would have received upon conversion of the Series A Preferred Stock if the Holder Conversion Date had been the day preceding the date upon which the Corporation announced the making of such dividend or other distribution.

                           (d) Adjustment of Conversion Period Conversion Price
upon Issuance of Derivative Securities. So long as any shares of Series A Preferred Stock is outstanding, if the Corporation in any manner issues or sells Derivative Securities (other than Derivative Securities issuable pursuant to or in connection with any business acquisitions, mergers, consolidations or other corporate combinations or transactions heretofore or hereafter undertaken by the Corporation in which the Corporation is the surviving entity and any Derivative Securities issuable pursuant to or in connection with any stock option or other similar plan of the Corporation pursuant to which the Corporation issues Derivative Securities to its officers, directors and employees) at a price which varies with the market price of the Common Stock (the formulation for such variable price being herein referred to as the "Changing Price") and such Changing Price is not calculated using the same formula used to calculate the Conversion Period Conversion Price in effect immediately prior to the time of such issue or sale, the Corporation shall provide written notice thereof via facsimile and overnight courier to each holder of the shares of Series A Preferred Stock ("Changing Notice") on the date of issuance of such Derivative Securities. If the holders of shares of Series A Preferred Stock representing at least two-thirds (2/3) of the shares of Series A Preferred Stock then outstanding provide written notice via facsimile and overnight courier (the "Changing Price Election Notice") to the Corporation within five (5) business days of receiving a Changing Notice that such holders desire to replace the Conversion Period Conversion Price then in effect with the Changing Price described in such Changing Notice, then from and after the date of the Corporation's receipt of the Changing Price Election Notice the Conversion Period Conversion Price will automatically be replaced with the Changing Price (together with such modifications to this Certificate of Designations as may be required to give full effect to the substitution of the Changing Price for the Conversion Period Conversion Price). In the event that a holder delivers a Conversion Notice at any time after the Corporation's issuance of Derivative Securities with a Changing Price but before such holder's receipt of the Corporation's Changing Notice, then such holder shall have the option by written notice to the Corporation to rescind such Conversion Notice or to have the Conversion Price be equal to such Changing Price for the conversion effected by such Conversion Notice.

                           (e) Adjustment for Reclassification, Exchange and
Substitution. So long as any shares of Series A Preferred Stock is outstanding, in the event that the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Paragraph 9 or a merger, consolidation or other business transaction provided for in Paragraph 4), then and in each such event each Holder shall thereafter have the right upon conversion to receive the kind and amount of shares of stock and other securities, cash and property receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common Stock which the Holder of shares of Series A Preferred Stock would have received had it converted such shares immediately prior to such recapitalization, reclassification or other change, at the Conversion Price then in effect (the kind, amount and price of such stock and other securities to be subject to adjustments as herein provided). Prior to the consummation of any recapitalization, reclassification or other change contemplated hereby, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holders of a majority of the Preferred Stock then outstanding) to ensure that each of the Holders of the Series A Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of such Holder's Series A Preferred Stock, such shares of stock, securities or assets that would have been issued or payable in such recapitalization, reclassification or other change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder's Series A Preferred Stock had such recapitalization, reclassification or other change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In the event of such recapitalization, reclassification or other change, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock (applying the same factors used in determining the Conversion Price for shares of Common Stock) issued in connection with the above described events.

                           (f) Reorganization. So long as any shares of Series A
Preferred Stock is outstanding, if is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this

Paragraph 9) then, as a part of such reorganization, provisions shall be made so that the Holders shall thereafter be entitled to receive upon conversion of its shares of Series A Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled to receive had the holder of shares of Series A Preferred Stock converted such shares immediately prior to such capital reorganization, at the Conversion Price then in effect. In any such case, appropriate adjustments shall be made in the application of the provisions of this Paragraph 9 with respect to the rights of the Holders after such capital reorganization to the extent that the provisions of this Paragraph 9 shall be applicable after that event and be as equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property (applying the same factors used in determining the Conversion Price for shares of Common Stock) issued in connection with the above described events.

                           (g) Dispute. In the event of a dispute between a
Holder and the Corporation with respect to any of the adjustments required pursuant to the provisions of this Paragraph 9, upon conversion of the Series A Preferred Stock, such Holder shall be entitled to receive the number of shares of Common Stock as to which no dispute exists and, within sixty (60) days of receipt of the Schedule of Computations, to submit such dispute to the American Arbitration Association for resolution according to the then applicable rules thereof, which determination shall be final and binding on all parties. If it shall be determined that the subject Holder should have received additional shares of Common Stock or other securities upon such conversion, then, within three (3) trading days of receipt of written notice of such determination, the Corporation shall issue to such Holder that number of additional shares of Common Stock or other securities as shall have a value, based upon the then Conversion Price for shares of Common Stock, as shall equal the number of shares of Common Stock or other securities that such Holder shall have been entitled to receive but for the dispute multiplied by the Conversion Price for shares of Common Stock on the date of conversion. The cost of such proceeding shall be borne by the Corporation, except that the prevailing party, as determined by the arbitrator presiding over the arbitration, shall be entitled to recover reasonable attorney's fees, in addition to other costs and expenses and any other available remedy.

                           (h) Schedule of Computations. The Corporation shall
provide written notice to the Holders of all adjustments pursuant to this Paragraph 9 within three (3) trading days of the occurrence thereof and such notice shall be accompanied by the Schedule of Computations. If so requested by a Holder, the Corporation shall provide to such Holder within ten (10) business days of its written request therefor a certificate of concurrence to the Schedule of Computations by the independent certified public accountants of the Corporation.

                  10. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

                  11. Reservation of Stock; Conversion Default.

                           (a) Reservation Requirement. So long as any shares of
the Series A Preferred Stock are outstanding, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall be necessary for the purpose of effecting the conversion of shares of Series A Preferred Stock, which shares shall be free of preemptive rights, for the purpose of enabling the Corporation to satisfy any obligation to issue shares of its Common Stock, or other securities, upon conversion of all shares of Series A Preferred Stock pursuant hereto. The Corporation shall initially reserve a number of shares of Common Stock equal to one and one-half times the number of shares necessary to satisfy its obligations on conversion of the Series A Preferred Stock if all such shares were converted on the Issuance Date.

                           (b) Default. If the Corporation: (i) notifies a
Holder via facsimile or pursuant to a public disclosure, including but not limited to a press release, that the Corporation cannot or does not intend to issue shares of Common Stock upon conversion of any shares of Series A Preferred Stock; (ii) fails to effectuate a resale by a Holder because there is an insufficient number of shares covered by the Registration Statement; or (iii) fails to issue shares of Common Stock registered for resale under the Registration Statement for any reason (a "Conversion Default"), including without limitation, because the Corporation: (x) does not have a sufficient number of shares of Common Stock or other securities authorized and available; or (y) is otherwise prohibited by applicable law or by the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, from issuing all of the Common Stock which is to be issued to a Holder, then the Corporation shall issue as many shares of Common Stock as it is able to issue in accordance with such Holder's Conversion Notice, and with respect to the unconverted shares of Series A Preferred Stock, notify the Holder of such Conversion Default (a "Default Notice") which notice shall indicate: (I) the reason why the Corporation is unable to fully satisfy such holder's Conversion Notice; (II) the number of shares of Series A Preferred Stock which cannot be converted; and (III) the applicable mandatory redemption price (as calculated pursuant to the terms below). Such Holder must within ten (10) business days of
(i) receipt of such Default Notice or (ii) becoming aware of such Conversion Default, deliver written notice via facsimile to the Corporation ("Remedies Notice") of its election pursuant to the following provisions.

                           (c) Each Holder may, upon receipt of a Default Notice
and at its election: (i) demand from the Corporation immediate redemption of its shares of Series A Preferred Stock in cash at a price equal to 130% of the Aggregate Value; (ii) if the Corporation's inability to fully convert Series A Preferred Stock is pursuant to Subparagraph (b)(ii) above, require the Corporation to issue restricted shares of Common Stock in accordance with such Holder's Conversion Notice; or (iii) void its Conversion Notice and have returned to it the unconverted shares of Series A Preferred Stock that were otherwise to be converted pursuant to such Holder's Conversion Notice. Notwithstanding the foregoing, no Remedies Notice may be delivered by a Holder subsequent to receipt by such Holder of notice from the Corporation (sent by overnight or two-day courier with a copy sent by facsimile) of the availability of sufficient shares of Common Stock or other securities to perfect conversion (a "Post-Default Conversion") of all the Series A Preferred Stock; provided that such rights as set forth herein and election as set forth in the Remedies Notice shall be reinstated if the Corporation shall thereafter fail to perfect such Post-Default Conversion by delivery of Common Stock certificates or certificates representing other securities in accordance with the applicable provisions hereof and payment of all accumulated and unpaid dividends in cash with respect thereto within five (5) business days of delivery of the notice of Post-Default Conversion.

                           (d) In addition to the foregoing, upon a Conversion
Default, the Holders shall have the right to receive a 2.0% reduction in the Conversion Price of the Preferred Stock (including shares of Preferred Stock for which a Conversion Notice has not yet been sent) for each thirty (30) day period (or part thereof) following a Conversion Default; provided, however, that if the Company's inability to fully convert shares of the Series A Preferred Stock is pursuant to subparagraph (b)(iii)(y) above, the Corporation shall have sixty
(60) days to cure such default prior to giving rise to the right of the Holder to exercise remedies pursuant to this Paragraph 11.

                  12. Taxes. The Corporation shall pay any and all taxes attributable to the issuance and delivery of Common Stock or other securities upon conversion of the Series A Preferred Stock.

                  13. Voting Rights. The Holders shall have no voting rights, except as required by law, including, but not limited to, the Delaware General Corporation Law, and as expressly provided in this Certificate of Designation.

                  14. Liquidation, Dissolution, Winding-Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any Junior Securities, an amount per share of Series A Preferred Stock equal to the Aggregate Value (the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the Holders and any holders of Parity Securities, then each Holder and each holder of Parity Securities shall receive a ratable percentage of the Preferred Funds in accordance with the respective amounts that would be payable in full to such holder as a liquidation preference, in accordance with their respective Certificate of Designation, Preferences and Rights.

                           (b) The purchase or redemption by the Corporation of
stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other person, nor the sale or transfer by the Corporation of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

                           (c) No Holder shall be entitled to receive any
amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for herein.

                  15. Limitation on Number of Conversion Shares. (a) The Corporation shall not be obligated to issue any shares of Common Stock upon conversion of shares of Series A Preferred Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Corporation may issue upon conversion of the shares of Series A Preferred Stock (the "Exchange Cap") without breaching the Corporation's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded, except that such limitation shall not apply in the event that the Corporation (i) obtains the approval of its stockholders as required by the Section 5.14 of the Subscription Agreement or (ii) obtains a written opinion from outside counsel to the Corporation that such approval is not required, which opinion shall be reasonably satisfactory to the Holders of a majority of the shares of Series A Preferred Stock then outstanding. Until such approval or written opinion is obtained or such action has been taken by the required Holders of Shares of Series A Preferred Stock, no Holder shall be issued, upon conversion of shares of Series A Preferred Stock, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of shares of Series A Preferred Stock issued to such Holder pursuant to the Subscription Agreement and the denominator of which is the aggregate amount of all shares of Series A Preferred Stock issued to the Holders pursuant to the Subscription Agreement (the "Cap Allocation Amount"). In the event that any Holder shall sell or otherwise transfer any such Holder's Series A Preferred Stock, the transferee shall be allocated a pro rata portion of such Holder's Cap Allocation Amount. In the event that any Holder shall convert all of such Holder's Series A Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Cap Allocation Amount, then the difference between such Holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Cap Allocation Amounts of the remaining Holders of Series A Preferred Stock on a pro rata basis in proportion to the number of Shares of Series A Preferred Stock then held by each such Holder.

                           (b) In no event shall a Holder be permitted to
convert any shares of Series A Preferred Stock in excess of the number of such shares upon the conversion of which, (x) the number of shares of Common Stock owned by such Holder and such Holder's "affiliates" (as defined in Rule 144 of the Act) (other than shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock or upon the exercise of the Warrants) plus (y) the number of shares of Common Stock issuable upon such conversion of such shares of Series A Preferred Stock, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding, including shares issuable on conversion of the Series A Preferred Stock held by such Holder after application of this Paragraph 15(b). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by such Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the

Holder and its affiliates. Except as provided in the preceding sentence, for purposes of this Paragraph 15(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder. To the extent that the limitation contained in this Paragraph 15(b) applies, the determination of whether shares of Series A Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Series A Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of shares of Series A Preferred Stock for conversion shall be deemed to be such Holder's determination of whether such shares of Series A Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Series A Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to convert such shares of Series A Preferred Stock at such time as such conversion will not violate the provisions of this paragraph. No conversion in violation of this paragraph but otherwise in accordance with this Certificate of Designation shall affect the status of the securities issued upon such conversion as validly issued, fully-paid and nonassessable.

                  16. No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the Series A Preferred Stock set forth herein or the rights of the Holders thereof.

                  17. Registration Suspension. In the event that at any time or from time to time the Registration Statement is suspended or trading in the Common Stock on the Nasdaq National Market is suspended for a period of time (excluding disruptions from business announcements that result in any halt(s) in trading of not more than three (3) days on each occasion) and other suspension of trading on such market in general (each, a "Blackout Period"), the Maturity Date hereunder shall be extended for a period equal to l.5 times the number of days in such Blackout Period.

                  18. Replacement Certificate. In the event that any Holder notifies the Corporation that a stock certificate evidencing shares of Series A Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the Series A Preferred Stock identical in tenor and date (or if such certificate is being issued for shares not covered in a redemption or conversion, or if such Holder has previously converted shares of Series A Preferred Stock and no new certificate has been issued to such Holder in accordance with the provisions of Paragraph 6(b) hereunder, in the applicable tenor and date) to the original stock certificate evidencing the Series A Preferred Stock, provided that the Holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such stock certificate; provided, however, the Corporation shall not be obligated to re-issue replacement stock certificates if the Holder contemporaneously requests the Corporation to convert or redeem the full number of shares evidenced by such lost, stolen, destroyed or mutilated certificate.

                  19. Definitions. For purposes hereof the following definitions shall apply:

                  "Act" shall mean the Securities Act of 1933, as amended.

                  "Aggregate Value" shall mean for each share of Series A Preferred Stock the sum of (a) the Stated Value thereof, plus (b) accumulated but unpaid dividends thereon (whether or not earned or declared).

                  "Ceiling Price" shall mean $36.00; provided, however, that if, at any time after the Issuance Date, the Corporation offers, sells, contracts to sell or otherwise issues or agrees to issue any Derivative Securities in a private placement transaction (other than pursuant to any existing stock or option or similar existing equity-based compensation plan for employees, officers, directors or consultants), with a maximum conversion price per share of Common Stock of an amount less than the Ceiling Price, then the "Ceiling Price" shall mean such lower conversion price or offer price per share for the Series A Preferred Stock not yet converted. The Ceiling Price shall also be subject to adjustment from time to time ratably for any events set forth in Paragraphs 5 and 8 hereof.

                  "Closing Price" shall mean the price of one share of Common Stock determined as follows:

                           (a) If the Common Stock is listed for quotation on
the Nasdaq National Market or The Nasdaq SmallCap Market, the closing transaction price per share, as reported by Bloomberg, L.P. on the subject valuation date (or, if there is no closing transaction price for such date, the last closing transaction price reported prior to the valuation date);

                           (b) If the Common Stock is listed on a national
securities exchange, the last reported closing transaction price on such exchange on the subject valuation date (or, if there is no closing transaction price for such date, the last closing transaction price prior to the valuation date);

                           (c) If neither (a) nor (b) immediately above apply,
but the Common Stock is traded in the over-the-counter market on the pink sheets or the electronic bulletin board, the closing bid price on the subject valuation date; and

                           (d) If none of clause (a), (b) or (c) immediately
above applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained in good faith by the Board of Directors of the Corporation, taking into consideration among other factors, the earnings history, book value and prospects for the Corporation, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

                  "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation, and any stock into which such Common Stock may hereafter be changed.

                  "Conditions to Conversion at the Corporation's Election" shall mean the following conditions: (i) on each day during the period beginning on and including the date the Registration Statement is declared effective by the SEC and ending on and including the last day of the Corporation Election Conversion Period, such Registration Statement which includes the Registrable Securities relating to the Series A Preferred Stock selected for conversion shall be effective and available for the sale of no less than all the Registrable Securities required to be included in such Registration Statement; (ii) on each day during the period beginning on the Issuance Date and ending on and including the last day of the Corporation Election Conversion Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on the Principal Market nor shall delisting or suspension by the Principal Market (other than suspensions of not more than one day and occurring prior to the delivery of the Corporation Election Conversion Notice due to business announcements by the Corporation) have been threatened either (A) in writing by the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; (iii) during the period beginning on the Issuance Date and ending on and including the last day of the Corporation Election Conversion Period, there shall not have occurred (A) an event constituting a Triggering Event or (B) an event that with the passage of time and without being cured would constitute a Triggering Event; (iv) the aggregate number of shares of Series A Preferred Stock selected for conversion by the Corporation as reflected in the Corporation Election Conversion Notice is at least 500; (v) during the period beginning on the Issuance Date and ending on and including the last day of the Corporation Election Conversion Period, the Corporation shall have delivered shares of Common Stock upon conversion of shares of Series A Preferred Stock and upon exercise of the Warrants to the holders thereof on a timely basis as set forth in Section 6 hereof and Sections 2(a) and 2(b) of the Warrants, respectively;
(vi) the Company otherwise shall have been in compliance in all material respects with this Certificate of Designation, the Subscription Agreement, the Warrants and the Registration Rights Agreement and shall not have breached in any material respect any provision of this Certificate of Designation, the Subscription Agreement, the Warrants or the Registration Rights Agreement; (vii) the Company shall not have delivered a Company's Conversion Election Notice during any Company's Mandatory Conversion Period; and (viii) the Company's Election Conversion Date is not later than the date which is nine (9) months after the Issuance Date.

                  "Conditions to Mandatory Conversion" shall mean the following conditions: (i) on the Mandatory Conversion Date, the Registration Statement which includes the Registrable Securities relating to the Series A Preferred Stock selected for conversion shall be effective and available for the sale of no less than all the Registrable Securities required to be included in such Registration Statement; (ii) on the Mandatory Conversion Date, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on the Principal Market nor shall delisting or suspension by the Principal Market (other than suspensions of not more than one day and occurring prior to the delivery of the Corporation Election Conversion Notice due to business announcements by the Corporation) have been threatened either
(A) in writing by the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; (iii) on the Mandatory Conversion Date, there shall not have occurred (A) an event constituting a Triggering Event or (B) an event that with the passage of time and without being cured would constitute a Triggering Event; (iv) the aggregate number of shares of Series A Preferred Stock selected for conversion by the Corporation as reflected in the Corporation Election Conversion Notice is at least 500; (v) during the period beginning on the Issuance Date and ending on and including the Mandatory Conversion Date, the Corporation shall have delivered shares of Common Stock upon conversion of shares of Series A Preferred Stock and upon exercise of the Warrants to the holders thereof on a timely basis as set forth in Section 6 hereof and Sections 2(a) and 2(b) of the Warrants, respectively; and (vi) the Company otherwise shall have been in compliance in all material respects with this Certificate of Designation, the Subscription Agreement, the Warrants and the Registration Rights Agreement and shall not have breached in any material respect any provision of this Certificate of Designation, the Subscription Agreement, the Warrants or the Registration Rights Agreement.


                  "Conversion Notice" shall mean the written notice of conversion required to be delivered by a Holder to the Corporation requesting conversion of the Series A Preferred Stock into Common Stock in the form attached hereto as Exhibit 3.

                  "Conversion Period Conversion Price" shall mean the lowest of the daily weighted average trading prices on the Principal Market as reported by Bloomberg, L.P. (on the VAP function) during the Valuation Period.

                  "Conversion Price" shall mean (a) the Ceiling Price or (b) (i) during any Corporation Election Conversion Period, (ii) at any time after the Corporation shall have delivered a Corporation Redemption Notice or (iii) upon the occurrence of an Extraordinary Transaction, an amount that is equal to the lesser of (A) the Ceiling Price and (B) the Conversion Period Conversion Price, in each case, subject to adjustment as provided herein.

                  "Conversion Rate" shall mean the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock determined by the application of the following formula where D equals the accumulated but unpaid dividends (whether or not earned or declared) for each share of Series A Preferred Stock (not previously added to the Aggregate Value pursuant to Paragraph 1 hereof) as of the Holder Conversion Date:

                                        Aggregate Value + D
                                  --------------------------------
                                        Conversion Price


                  "Corporation Conversion Election" shall mean the Corporation's right, in its sole discretion, to require that any or all of the outstanding shares of Series A Preferred Stock be converted in accordance with Paragraph 7(a) hereof.

                  "Corporation-Directed Period" shall mean the period beginning on the date which is ten (10) business days after the Registration Statement has been declared effective by the SEC and ending on and including the date which is nine (9) months after the Issuance Date.

                  "Corporation Election Conversion Notice" shall mean the written notice in the form attached hereto as Exhibit 4 required to be delivered to the Holders indicating that the Corporation (i) has chosen to exercise the Corporation Conversion Election or (ii) has been required to exercise the Mandatory Conversion Election.

                  "Corporation Election Conversion Period" shall mean the period selected by the Corporation pursuant to the Corporation Conversion Election Notice during which it may require conversion of the Series A Preferred Stock in accordance with Paragraph 7(a) hereof. Such period shall be not less than ten
(10) business days nor more than fifty (50) business days during the Corporation-Directed Period.

                  "Corporation Election Conversion Period Commencement Date" shall mean the date which is two (2) business days after the date of delivery of the Corporation Election Conversion Notice.

                  "Corporation Redemption Notice" shall mean the written notice in the form attached hereto as Exhibit 2 required to be delivered by the Corporation to the Holders upon exercise by the Corporation of its right to redeem Series A Preferred Stock in accordance with Paragraph 5(c) hereof.

                  "Corporation Redemption Price" shall mean the price per share of Series A Preferred Stock equal to 110% of the Aggregate Value per share of Series A Preferred Stock as of the date upon which redemption is made, plus: (i) 1% of the Aggregate Value per share of Series A Preferred Stock for each month since the Issuance Date up to a maximum per share redemption price equal to 140% of the Aggregate Value per share; and (ii) accumulated but unpaid dividends on the shares of Series A Preferred Stock being redeemed (not previously added to Aggregate Value pursuant to Paragraph 2 hereof).

                  "Derivative Securities" shall mean securities of the Corporation which are, directly or indirectly, convertible into or exercisable or exchangeable for Common Stock.

                  "Dividend Notice" shall mean written notice from the Corporation to the Holders stating the then Aggregate Value of the shares of Series A Preferred Stock in accordance with Paragraph 2(c) hereof which notice shall be delivered to each Holder within ten (10) calendar days after the applicable Dividend Payment Date to which such notice refers.

                  "Dividend Payment Date" shall mean the last day of March, June, September and December of each year.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Holder" shall mean the person in whose name the shares of Series A Preferred Stock is recorded on the Preferred Stock Register.

                  "Holder Conversion Date" shall mean the effective date of conversion of the Series A Preferred Stock into Common Stock, which shall be the date on which the Corporation receives by facsimile the Conversion Notice.

                  "Issuance Date" shall mean January 13, 2000.

                  "Junior Securities" shall mean equity securities of the Corporation, including the Common Stock, to which the Series A Preferred Stock ranks senior with respect to dividend rights and preferences as to distributions and payments upon liquidation, dissolution, winding up or otherwise of the Corporation.

                  "Mandatory Conversion Date" shall mean that date selected by the Corporation to require conversion of the Series A Preferred Stock pursuant to exercise of its Mandatory Conversion Election, which date shall not be less than thirty (30) days nor more than sixty (60) days after delivery of the Corporation Election Conversion Notice relating to such mandatory conversion.

                  "Mandatory Conversion Election" shall mean the Corporation's right in its sole discretion, at such time as the Closing Price is greater than the Mandatory Conversion Price, to require conversion of the Series A Preferred Stock in accordance with Paragraph 7(b) hereof.

                  "Mandatory Conversion Price" shall mean that price per share which is equal to 150% of the Ceiling Price.

                  "Maturity Date" shall mean that date which is five (5) years from the Issuance Date or such later date to which such date has been extended pursuant to Paragraph 17 hereof.

                  "Parity Securities" shall mean equity securities of the Corporation which rank on parity with the Series A Preferred Stock with respect to dividend rights and preferences as to distributions and payments upon liquidation, dissolution, winding up or otherwise of the Corporation.

                  "Person" means and includes an individual, a partnership, a joint venture, a corporation, a company, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Preferred Stock Register" shall mean the records of the Corporation and/or the Transfer Agent regarding registration and transfer of the Series A Preferred Stock.

                  "Principal Market" shall mean the Nasdaq National Market, or if the Common Stock is not traded on the Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

                  "Pro Rata Conversion Amount" shall mean the amount of shares of Series A Preferred Stock owned by each Holder based on the Stated Value of the shares of Series A Preferred Stock owned by a Holder relative to the total Stated Value of the number of shares of Series A Preferred Stock then outstanding.

                  "Redemption Notice" shall mean the written notice in the form attached hereto as Exhibit 1 required to be delivered via facsimile to the Corporation by a Holder electing redemption of such Holder's securities pursuant to Paragraphs 5(a) and 5(b) hereof.

                  "Registrable Securities" shall have the meaning ascribed to such term in the Registration Rights Agreement.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the Issuance Date, by and among the Corporation and the purchasers of the Series A Preferred Stock named therein.

                  "Registration Statement" shall mean the registration statement filed by the Corporation with the SEC relating to the resale of the shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock.

                  "Schedule of Computations" shall mean the schedule detailing the computations of certain adjustments which is required to accompany the written notice of adjustment required to be delivered by the Corporation to Holders pursuant to Paragraph 9 hereof.

                  "SEC" shall mean the Securities and Exchange Commission and any successor entity thereto.

                  "Subscription Agreement" shall mean the Subscription Agreement, dated as of the Issuance Date, by and among the Corporation and the Persons named therein subscribing for shares of Series A Preferred Stock.

                  "Transfer Agent" shall mean American Stock Transfer and Trust Company.

                  "Triggering Event" shall mean the occurrence of any of the following events:

                           (a) the Common Stock is either delisted or suspended
from trading on the Nasdaq National Market, The Nasdaq SmallCap Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five (5) consecutive trading days, or any such delisting or suspension is threatened in writing or pending (excluding disruptions from business announcements that result in any halt(s) in trading of not more than three (3) days on each occasion) and other than as a result of the suspension of trading in securities on such market in general; or

                           (b) (i) the failure of the Registration Statement to
be declared effective by the SEC on or prior to the date that is 150 days from the Issuance Date, or (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the shares of Series A Preferred Stock for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive trading days or for more than an aggregate of thirty (30) trading days in any 365-day period; or

                           (c) notice by the Corporation or by the Corporation's
transfer agent to any holder of shares of Series A Preferred Stock, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any shares of Series A Preferred Stock into shares of Common Stock that are tendered in accordance with the provisions of this Certificate of Designation; or

                           (d) a Conversion Default; or

                           (e) a Holder has not received all of the shares of
Common Stock to which such Holder is entitled prior to the tenth business day after the date of receipt by the Corporation of a Conversion Notice; or

                           (f) the Company shall not have complied with Section
5.14 of the Subscription Agreement or shall not have received the requisite stockholder approval at the stockholder meeting contemplated by Section 5.14 of the Subscription Agreement; or

                           (g) the Corporation shall not be in compliance with
or shall have breached any of the provisions of this Certificate of Designation, the Subscription Agreement, the Warrants, the Registration Rights Agreement or any other document, certificate, agreement or other instrument delivered in connection with the transactions contemplated hereby and thereby.

                  "Valuation Period" shall mean the ten (10) trading days immediately preceding and including the Holder Conversion Date or the redemption date set forth in the Redemption Notice, subject to adjustment from time to time ratably for any events set forth in Paragraph 9 hereof that occur during such ten (10) trading day period.

                  "Warrants" shall mean the warrants to purchase shares of Common Stock issued by the Corporation in connection with the issuance of the Series A Preferred Stock.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed by an officer thereunto duly authorized this 13th day of January, 2000.


                                   XCEED, INC.


                                    By: /s/ Werner Haase
                                       -------------------------------------
                                       Name:  Werner Haase
                                       Title:  Chief Executive Officer

                                    EXHIBIT 1

                            HOLDER REDEMPTION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights (the "Certificate of Designation") of Xceed, Inc., a Delaware corporation (the "Corporation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to have the Corporation redeem the number of shares of Series A Cumulative Convertible Preferred Stock, par value $0.05 per share (the "Series A Preferred Stock"), of the Corporation, indicated below by tendering the stock certificate(s) representing the share(s) of Series A Preferred Stock specified below as of the date specified below.

   Date of Redemption:                         -----------------------------

   Number of shares of
   Series A Preferred Stock to be redeemed:    -----------------------------

   Stock certificate no(s). of
   Series A Preferred Stock to be redeemed:    -----------------------------

   Please confirm the following information:

   Redemption Price:                           -----------------------------

The undersigned holder hereby represents, warrants and reaffirms to the Corporation, as of the date hereof, the accuracy of the representations and warranties made by it in Article 2 of the Subscription Agreement dated January 13, 2000 executed by the undersigned and accepted by the Corporation.

Please issue any check drawn on an account of the Corporation into which the Series A Preferred Stock are being redeemed, and, if applicable, issue any shares of Series A Preferred Stock, in the following name and to the following address:

   Pay to:                                      -----------------------------

                                                -----------------------------

                                                -----------------------------

                                                -----------------------------

   Facsimile Number:                            -----------------------------

   Authorization:                               -----------------------------
                                       By:      -----------------------------
                                       Title:   -----------------------------

   Dated:                                       -----------------------------

                                    EXHIBIT 2

                          CORPORATION REDEMPTION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights (the "Certificate of Designation") of Xceed, Inc., a Delaware corporation (the "Corporation"). In accordance with and pursuant to the Certificate of Designation, the Corporation hereby elects to redeem the number of shares of Series A Cumulative Convertible Preferred Stock, par value $0.05 per share (the "Series A Preferred Stock"), of the Corporation in accordance with the information set forth below. Please tender the stock certificate(s) representing the share(s) of Series A Preferred Stock specified below as of the Redemption Date.

Date of Redemption:

Corporation Redemption Price:

                                   XCEED, INC.


                                    By: ________________________________
                                          Name:
                                          Title:

Dated:

                                    EXHIBIT 3

                            HOLDER CONVERSION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights (the "Certificate of Designation") of Xceed, Inc., a Delaware corporation (the "Corporation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to have the Corporation convert the number of shares of Series A Cumulative Convertible Preferred Stock, par value $0.05 per share (the "Series A Preferred Stock"), of the Corporation, indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, by tendering the stock certificate(s) representing the share(s) of Series A Preferred Stock specified below as of the date specified below.


   Date of Conversion:                         -----------------------------

   Number of Shares of
   Series A Preferred Stock to be converted:   -----------------------------

   Stock certificate no(s). of
   Series A Preferred Stock to be converted:   -----------------------------

Please issue the Common Stock and, if applicable, any check drawn on an account of the Corporation into which the Series A Preferred Stock are being converted in the following name and to the following address:

   Issue to:                                   -----------------------------
                                               -----------------------------
                                               -----------------------------
                                               -----------------------------

   Facsimile Number:                           -----------------------------

   Authorization:                              -----------------------------
                                               By:    ----------------------
                                               Title: ----------------------

   Dated:                                      -----------------------------

                                    EXHIBIT 4

                     CORPORATION ELECTION CONVERSION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights (the "Certificate of Designation") of Xceed, Inc., a Delaware corporation (the "Corporation"). In accordance with and pursuant to the Certificate of Designation, the Corporation hereby elects to have the Holders convert the number of shares of Series A Cumulative Convertible Preferred Stock, par value $0.05 per share (the "Series A Preferred Stock"), of the Corporation, having an Aggregate Value indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation.


   Aggregate Value of the Series A Preferred Stock selected for conversion:

   [Corporation Election Conversion Period:
         From:                                  ______________________________

         To:                                    ______________________________

   Corporation Election Conversion Period
   Commencement Date:                           ______________________________]1

   -or-

   [Mandatory Conversion Date                   ______________________________]2

   Holder's Pro Rata Conversion Amount:         ______________________________


                                                XCEED, INC.

                                                By: __________________________
                                                     Name:
                                                     Title:

Dated:


-----------------------
1 If conversion is made pursuant to Section 8(a).
2 If conversion is made pursuant to Section 8(b).